Exhibit 99.(h)(16)

AMENDMENT TO

EXPENSE LIMITATION AGREEMENT

AMENDMENT made as of August 14, 2019, between The Boston Trust & Walden Funds (the “Trust”) and Boston Trust Investment Management, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts (the “Investment Adviser”), to that certain Expense Limitation Agreement (the “Agreement”), dated February 26, 2019, between the Trust and the Investment Adviser. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the parties wish to update the Agreement to reflect changes in the names of the Trust, the Walden Asset Management Fund and the Investment Adviser;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and the Investment Adviser hereby agree as follows:

1.              Trust Name Change

Effective September 4, 2019, all references in the Agreement to “The Boston Trust & Walden Funds” are deleted in their entirety and replaced with “Boston Trust Walden Funds”

2.              Fund Name Change — Walden Asset Management Fund

Effective September 4, 2019, Schedule A to the Agreement, attached hereto, is amended to change all references to the “Walden Asset Management Fund” to the “Walden Balanced Fund”.

3.              Investment Adviser Name Change

Effective September 4, 2019, all references in the Agreement to “Boston Trust Investment Management Inc.” are deleted in their entirety and replaced with “Boston Trust Walden Inc.”

4.              Miscellaneous.

(a)           This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)           Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)           Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)           This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

THE BOSTON TRUST & WALDEN FUNDS

By:	/s/ Lucia Santini

Name:	Lucia Santini

Title:	President

BOSTON TRUST INVESTMENT MANAGEMENT, INC.

By:	/s/ Lucia Santini

Name:	Lucia Santini

Title:	President

Dated: August 14, 2019

Effective:  September 4, 2019

SCHEDULE A

TO THE

EXPENSE LIMITATION AGREEMENT

BETWEEN

THE BOSTON TRUST & WALDEN FUNDS

AND

BOSTON TRUST INVESTMENT MANAGEMENT, INC.

OPERATING EXPENSE LIMITS

Name of Fund	Maximum Operating Expense Limit*

Boston Trust Asset Management Fund	1.00%

Boston Trust Equity Fund	1.00%

Boston Trust Midcap Fund	1.00%

Boston Trust SMID Cap Fund	0.75%

Boston Trust Small Cap Fund	1.00%

Walden Balanced Fund	1.00%

Walden Equity Fund	1.00%

Walden Midcap Fund	1.00%

Walden SMID Cap Fund	1.00%

Walden Small Cap Fund	1.00%

Walden International Equity Fund	1.10%

THE BOSTON TRUST & WALDEN FUNDS		BOSTON TRUST INVESTMENT MANAGEMENT, INC.

By:	/s/ Lucia Santini	By:	/s/ Lucia Santini

Name:	Lucia Santini	Name:	Lucia Santini

Title:	President	Title:	President

*Expressed as a percentage of the Fund’s average daily net assets